INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of French Fragrances, Inc. on Form S-3 of our report dated
March 14, 1997, except for Note 16 as to which the date is April 11, 1997, appearing in the Annual Report on Form 10-K of French Fragrances, Inc. for the year ended January 31, 1997 and to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.




Deloitte & Touche, LLP

Miami, Florida
September 24, 1997